CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the reoffer prospectus constituting a part of this Registration Statement on Form S-8 of our Report dated April 14, 2010 to the directors and stockholders of the Company on the consolidated balance sheets of the Company as at January 31, 2010 and 2009 and the related consolidated statements of operations and cash flows for the years then ended, and for the cumulative period from December 31, 2001 (date of inception) to January 31, 2010 and stockholders’ equity (deficiency) for the cumulative period from December 31, 2001 (date of inception) to January 31, 2010.

We hereby consent to the reference to our firm under the heading “Experts and Counsel” in the reoffer prospectus which is part of the Form S-8.

Vancouver, Canada	“Morgan and Company”

January 31, 2011	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1